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                                                                 Exhibit 99(a)




                                  [SCOTTS LOGO]



THE SCOTTS COMPANY ACQUIRES FINALE(TM) BRAND HERBICIDE FROM AGREVO

MARYSVILLE, OHIO, MAY 18, 1998 -- The Scotts Company (NYSE:SMG) today announced that it has acquired the U.S. Home and Garden Consumer Products Business of AgrEvo Environmental Health, Inc., a leading global pesticides company based in Germany.

         The acquisition gives Scotts exclusive rights in the U.S. to a broad line of high-performance consumer pesticide products. These products include the Finale(TM) line of non-selective herbicide products, the Weed Warrior(TM) line of selective herbicide products, the Vikor(R) line of insect control products, and the InterCept H&G(TM) line of insecticide and fungicide products. As part of the transaction, AgrEvo has entered into a long-term exclusive supply agreement to provide Scotts with glufosinate ammonium, the active ingredient for the Finale herbicide products. Scotts will have ongoing access to AgrEvo's extensive technical support system, including formulation and production advice.

         Glufosinate ammonium is a non-selective herbicide that kills most weeds in 1 to 4 days. Because of the rapid breakdown of its active ingredients, it permits replanting of the treated area as soon as four days after treatment. AgrEvo, a global leader in agricultural markets, introduced Finale in selected U.S. consumer markets in 1994, and market research indicates high levels of satisfaction among consumers.

         "We are pleased to add Finale's technical advantages to our product line," said Charles M. Berger, Scotts' Chairman, President and Chief Executive Officer. He added that there is also potential for Vikor, which already has a meaningful regional position, and InterCept H&G, which was recently introduced as a granular product that should do well in the market.

         The InterCept H&G granular products are based on a proprietary pyrethroid insecticide marketed under the AgrEvo trademark, DeltaGard, which is expected to emerge as a leading product as older insecticides face mounting environmental and regulatory pressure.




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         The Scotts Company is a leading supplier of consumer products for the lawn and garden care, professional turf care and professional horticulture businesses in both the U.S. and U.K., and is expanding operations in other international markets. The company owns what are by far the industry's most recognized brands. In the U.S. lawn care business, consumer awareness of the company's Scotts(R) family of brands outscore the nearest competitor by about 6-to-8 times, as does awareness of the company's Miracle-Gro(R) family of brands in the U.S. garden care business. In the U.K., the company's brands include Weedol(R) and Pathclear(R), the top-selling consumer herbicides, Evergreen(R), the leading lawn fertilizer line, the Levington(R) line of lawn and garden products, and Miracle-Gro(R), the leading plant fertilizer.

Statement under the Private Securities Litigation Act of 1995: Forward-looking
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statements represent challenging goals for the company, and the achievement thereof is subject to a variety of risks and assumptions. Certain forward-looking statements contained in this press release, include, but are not limited to, information regarding the future economic performance and financial condition of the company, the plans and objectives of the company's management, and the company's assumptions regarding such performance and plans. Actual results may differ materially from the forward-looking information in this release, due to a variety of factors, including, but not limited to:

          o The effects of weather conditions on sales of the company's products, especially during the spring selling season;

          o  The success of the company's advertising and promotional programs;

          o The company's ability to maintain favorable profit margins on its products and to produce its products on a timely basis;

          o Inherent risks of international development including currency exchange rates, economic conditions, regulatory and cultural differences;

          o Changes in economic conditions in the U.S. and Europe and the impact of changes in interest rates;

          o Ability to successfully integrate the operations of acquired companies; and

          o  Environmental issues and consumer perceptions.

          Additional detailed information concerning a number of the important factors that could cause results to differ materially from the forward-looking information contained in this release is readily available in the company's publicly-filed quarterly and annual reports.